As filed with the Securities and Exchange Commission on April 1, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

GREENBROOK TMS INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	98-1512724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

890 Yonge Street, 7th Floor
Toronto, Ontario, Canada M4W 3P4
(416) 915-9100
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

TMS NeuroHealth Centers Inc.
8401 Greensboro Drive, Suite 425
Tysons Corner, Virginia 22102
(416) 322-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erns Loubser Chief Financial Officer Greenbrook TMS Inc. 890 Yonge Street, 7th Floor Toronto, Ontario, M4W 3P4 (416) 915-9100	Mile T. Kurta, Esq. Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of The Americas, 23rd Floor New York, NY 10036 (212) 880-6000	David Chaikof Robbie Leibel Torys LLP 79 Wellington St. W Toronto, Ontario M5K 1N2 (416) 865-0040

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 1, 2022

GREENBROOK TMS INC.

Common Shares
Preferred Shares
Warrants
Subscription Receipts
Units

Greenbrook TMS Inc. (“Greenbrook” or the “Company”) and the selling shareholders may offer from time to time up to a total amount of US$150,000,000, consisting of: in the case of the Company, (i) common shares of the Company (the “Common Shares”), (ii) preferred shares of the Company (the “Preferred Shares”), (iii) warrants to purchase Common Shares, Preferred Shares or other securities of the Company (“Warrants”), (iv) subscription receipts, each of which, once purchased, will entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share and/or other securities of the Company (“Subscription Receipts”), and (v) units (“Units” and, collectively with the Common Shares, Preferred Shares, Warrants, and Subscription Receipts, the “Securities”), or any combination thereof, in one or more offerings under this prospectus; and in the case of the selling shareholders, resales of up to 2,353,347 Common Shares as described in “Selling Shareholders”. Accordingly, the aggregate amount of Securities that we may offer in primary offerings under this prospectus is limited to US$142,516,356.54, after subtracting the registered amount of Common Shares that may be resold by the Selling Shareholders. The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

As of February 3, 2022, the aggregate market value of our outstanding Common Shares held by non-affiliates was US$31,539,426.30, which was calculated based on 7,692,543 outstanding Common Shares as of February 3, 2022 held by non-affiliates and on a closing price per share of US$4.10 on such date. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the Securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Common Shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding Common Shares held by non-affiliates is less than US$75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

This prospectus provides you with a general description of the Securities that we or the selling shareholders may offer. Each time we or the selling shareholders offer Securities, we will provide you with a prospectus supplement that describes specific information about the Securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.

Our common shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “GTMS” and on the Nasdaq Capital Market of The NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “GBNH”.

Investing in our Securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this prospectus beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

(i)

ABOUT THIS PROSPECTUS

This prospectus is a part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we and the selling shareholders may offer and sell any combination of the Securities described in this prospectus in one or more offerings.

The aggregate amount of Securities that we and the selling shareholders may offer under the registration statement of which this prospectus is a part (the “Registration Statement”) is US$150,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. The aggregate amount of Securities that we may offer in primary offerings under this prospectus is limited to US$142,516,356.54, after subtracting the registered amount of Common Shares that may be resold by the Selling Shareholders. In addition, we are subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that as long as the aggregate market value of our outstanding Common Shares held by non-affiliates of the Company is less than US$75,000,000, then the aggregate market value of the Securities sold by us or on our behalf pursuant to this Registration Statement, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of our Common Shares held by non-affiliates of the Company as of a date within 60 days of such sale(s). This limitation does not apply to offerings of Common Shares on a secondary basis that may be sold by selling shareholders pursuant to this prospectus (as described in “Selling Shareholders”) in accordance with General Instruction I.B.3 of Form F-3.

This prospectus provides you with a general description of the Securities that we may sell under this prospectus. Each time we or the selling shareholders sell Securities, we will also provide a prospectus supplement that may include, where applicable, specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to those Securities will be included in the prospectus supplement describing those Securities.

We may also prepare free writing prospectuses to describe the terms of particular sales of Securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus available in connection with your review of this prospectus and any applicable prospectus supplement.

Please carefully read both this prospectus and any prospectus supplement, together with the documents incorporated by reference into this prospectus and any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information”. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of certain documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus. We and the selling shareholders have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus or in any prospectus supplement or free writing prospectus. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell any Securities and is not soliciting an offer to buy Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference into this prospectus is accurate only as of the date referred to in the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

(ii)

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “Greenbrook”, the “Company”, “we”, “us”, and “our” refer to Greenbrook TMS Inc., and, unless the context requires otherwise, the subsidiaries through which it conducts business.

The complete mailing address and telephone number of our principal executive office is:

Greenbrook TMS Inc.
890 Yonge Street, 7th Floor

Toronto, Ontario, Canada M4W 3P4
(416) 915-9100

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to U.S. dollars.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated by reference herein constitute forward-looking statements within the meaning of applicable securities laws in Canada and the United States, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking information may relate to the Company’s future financial outlook and anticipated events or results and may include information regarding the impact of the COVID-19 (coronavirus) pandemic (“COVID-19”) and our response thereto, our expectations regarding the continued expansion of the Spravato® (esketamine nasal spray) offering (the “Spravato® Program”) and our potential to enhance profit margins and diversify total revenue, the impact of the acquisition of Achieve TMS East, LLC and Achieve TMS Central, LLC on our business and the earn-out consideration payable in respect thereof, our anticipated expansion opportunities, our expectations regarding our liquidity and available financing, and our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate, is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

This forward-looking information and other forward-looking information are based on the Company’s opinions, estimates and assumptions in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that the Company currently believes are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

(iii)

The forward-looking information in this prospectus and the documents incorporated by reference herein is necessarily based on a number of opinions, estimates and assumptions that the Company considered appropriate and reasonable as of the date such statements were made. It is also subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including the following risk factors: challenges to the Company’s business resulting from the COVID-19 pandemic; risks relating to the Company’s negative cash flows, liquidity and our ability to achieve additional financing; increases to indebtedness levels causing a reduction in financial flexibility; inability to successfully execute the Company’s growth strategies, including the expansion of the Spravato® Program; inability to successfully integrate recent acquisitions into the Company’s business; inability to attract key managerial and other non-medical personnel; imposition of additional requirements related to the provision of TMS (as defined below) services at the Company’s outpatient mental health service centers that specialize in TMS treatment (each, a “TMS Center”) by commercial insurance plans, Medicare and other non-Medicare government insurance plans that increase the cost or complexity of furnishing TMS therapy; reduction in reimbursement rates by higher-paying commercial insurance providers; dependency on referrals from clinicians and failure to attract new patients; failure to recruit and retain sufficient qualified clinicians; ability to obtain TMS devices from the Company’s suppliers on a timely basis at competitive costs could suffer as a result of deterioration or changes in supplier relationships or events that adversely affect the Company’s suppliers or cause disruption to their businesses; inability to manage the Company’s operations at its current size; failure to reduce operating expenses and labor costs in a timely manner; inability to achieve or sustain profitability in the future or an inability to secure additional financing to fund losses; risks related to the use of partnerships and other management services frameworks; risks associated with leasing space and equipment for the Company’s TMS Centers; inability to successfully open and operate new TMS Centers profitably or at all; risks associated with geographic expansion in regions which may have lower awareness of the Company’s brand or TMS therapy in general; delays in credentialing of the Company’s clinicians; claims made by or against the Company, which may result in litigation; risks associated with professional malpractice liability claims; reduction in demand for the Company’s services as a result of new drug development and/or technological changes within the Company’s industry; impact of uncertainty related to potential changes to U.S. healthcare laws and regulations; risks associated with compliance with laws relating to the practice of medicine; the constantly evolving nature of the regulatory framework in which the Company operates; costs associated with compliance with U.S. federal and state laws and regulations and risks associated with failure to comply; assessments for additional taxes which could affect the Company’s operating results; the Company’s competitive industry and the size and resources of some of its competitors; the labor-intensive nature of the Company’s business being adversely affected if it is unable to maintain satisfactory relations with its employees or the occurrence of union attempts to organize its employees; insurance-related risks; complications associated with the Company’s billing and collections systems; material disruptions in or security breaches affecting the Company’s information technology systems; disruptions to the operations at the Company’s head office locations; upgrade or replacement of core information technology systems; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; natural disasters and unusual weather; inability to maintain effective controls over financial reporting; prolonged decline in the price of the Common Shares reducing the Company’s ability to raise capital; future sales of the Company’s securities by existing shareholders causing the market price for the Common Shares to decline; treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes; the Company’s potential to incur significant additional costs if it were to lose its “foreign private issuer” status in the future; and risks related to forward-looking information contained in this prospectus and the documents incorporated by reference herein.

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above should be considered carefully by readers. Additional information about these assumptions, risks and uncertainties is contained in this prospectus under the heading “Risk Factors” and in the Company’s filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2021 (our “Annual Report”).

Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information. Those assumptions and factors are based on information currently available to the Company, including information obtained from third party industry analysts and other third-party sources. In some instances, material assumptions and factors are presented or discussed elsewhere in this prospectus or the documents incorporated by reference herein in connection with the statements or disclosure containing the forward-looking information. Readers are cautioned that the following list of material factors and assumptions is not exhaustive. The factors and assumptions include, but are not limited to: no unforeseen changes in the legislative and operating framework for the Company’s business; no unforeseen changes in the prices for the Company’s services in markets where prices are regulated; no unforeseen changes in the reimbursement rates of commercial, Medicare and other non-Medicare government insurance plans; no unforeseen changes in the regulatory environment for the Company’s services; a stable competitive environment; and no significant event occurring outside the ordinary course of business.

Although the Company has attempted to identify important risk factors that could cause actual results or future events to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to the Company or that the Company presently believes are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only to opinions, estimates and assumptions as of the date made. The forward-looking information contained in this prospectus and the documents incorporated by reference herein represents the Company’s expectations as of the date of this prospectus (or as of the date they are otherwise stated to be made) and are subject to change after such date. The Company disclaims any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

All of the forward-looking information contained in this prospectus or the documents incorporated by reference herein is expressly qualified by the foregoing cautionary statements.

(iv)

SUMMARY

This summary does not contain all the information about us that may be important to you. Please carefully read both this prospectus and any prospectus supplement together with the additional information contained in or incorporated by reference into this prospectus and any prospectus supplement.

The Company

Operating through 149 Company-operated treatment centers (as of December 31, 2021), Greenbrook is a leading provider of Transcranial Magnetic Stimulation (“TMS”) therapy, an FDA-cleared, non-invasive therapy for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Greenbrook has provided more than 790,000 TMS treatments to over 22,000 patients since our inception.

The principal, head and registered office of the Company is located at 890 Yonge Street, 7th Floor, Toronto, Ontario, Canada M4W 3P4. The Company’s United States corporate headquarters is located at 8401 Greensboro Drive, Suite 425, Tysons Corner, Virginia, United States, 22102.

Further information regarding the Company and its business is set out in the Annual Report, which is incorporated herein by reference. See “Incorporation of Certain Information by Reference”.

The Offering

The Securities described herein may be offered from time to time in one or more offerings utilizing a “shelf” process under U.S. securities laws. Under this shelf process, this prospectus provides you with a general description of the Securities that we and the selling shareholders may offer. Each time we or a selling shareholder sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

RISK FACTORS

An investment in our Securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement, the documents we have incorporated by reference into this prospectus and any prospectus supplement, and in any related free writing prospectus, including those under the section entitled “Risk Factors” in our Annual Report, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our Securities. If any of these risks were to materialize, our business, financial condition or results of operations could be materially adversely affected. When we or the selling shareholders offer and sell any Securities pursuant to a prospectus supplement, additional risk factors may be included.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation incorporated under and governed by the Business Corporations Act (Ontario). Some of the Company’s directors and officers and some of the experts named in this prospectus reside principally in Canada, and some of the Company’s assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

USE OF PROCEEDS

The use of the net proceeds from the sale of Securities will be described in a prospectus supplement relating to the specific issuance of such Securities. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds of the offering or from the Company’s general funds, unless otherwise stated in the applicable prospectus supplement.

The Company will not receive any proceeds from any sale of Securities by the selling shareholders.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the rights, privileges, restrictions and conditions of or attaching to the Common Shares. The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. As at March 31, 2022, there were 17,801,885 Common Shares and no Preferred Shares issued and outstanding.

Common Shares

Each Common Share entitles the holder thereof to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote at all such meetings. All of our Common Shares are voting common equity securities. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. The holders of Common Shares are entitled to receive if, as and when declared by the board of directors of the Company (the “Board”), dividends in such amounts as shall be determined by the Board in its discretion. The holders of Common Shares have the right to receive the Company’s remaining property and assets after payment of debts and other liabilities on a pro rata basis in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Further information relating to the Common Shares is set out in the Annual Report, which is incorporated by reference herein.

Preferred Shares

The Preferred Shares may be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by resolution of the Board. The directors shall determine before the issue thereof the designations, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series including the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, any voting rights, any conversion rights and any sinking fund or other provisions.

The Preferred Shares of each series will, with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences over the Common Shares and over any other shares ranking junior to the Preferred Shares as may be fixed by the directors.

DESCRIPTION OF WARRANTS

The Company may issue Warrants to purchase Common Shares or Preferred Shares. This section describes the general terms that will apply to any Warrants issued pursuant to this prospectus. Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.

Unless the applicable prospectus supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between the Company and one or more banks or trust companies acting as Warrant agent. The Warrant agent will act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of each warrant indenture relating to any offering of Warrants will be filed by the Company with the SEC after it has been entered into by the Company, and will be incorporated by reference as an exhibit to the Registration Statement.

The applicable prospectus supplement will include details of the warrant indentures, if any, governing the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable prospectus supplement. The prospectus supplement relating to any Warrants the Company offers will describe the Warrants and the specific terms relating to the offering. The description will include, where applicable:

•	the designation and aggregate number of Warrants;
•	the price at which the Warrants will be offered;
•	the currency or currencies in which the Warrants will be offered;
•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•	the designation, number and terms of the Common Shares or Preferred Shares, as applicable, that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;
•	the exercise price of the Warrants;
•	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;
•	if the Warrants are issued as a unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;
•	any minimum or maximum amount of Warrants that may be exercised at any one time;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;
•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
•	material U.S. and Canadian federal income tax consequences of owning the Warrants; and
•	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Company may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts separately or together with Common Shares, Preferred Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. This section describes the general terms that will apply to any Subscription Receipts that may be offered by the Company pursuant to this Prospectus.

The applicable prospectus supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. A copy of each subscription receipt agreement relating to any offering of Subscription Receipts will be filed by the Company with the SEC after it has been entered into by the Company, and will be incorporated by reference as an exhibit to the Registration Statement. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable prospectus supplement. This description will include, where applicable:

•	the number of Subscription Receipts;
•	the price at which the Subscription Receipts will be offered;

•	conditions to the exchange of Subscription Receipts into Common Shares, Preferred Shares or Warrants, as the case may be, and the consequences of such conditions not being satisfied;
•	the procedures for the exchange of the Subscription Receipts into Common Shares, Preferred Shares or Warrants;
•	the number of Common Shares, Preferred Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;
•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;
•	the dates or periods during which the Subscription Receipts may be exchanged into Common Shares, Preferred Shares or Warrants;
•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;
•	material U.S. and Canadian federal income tax consequences of owning the Subscription Receipts;
•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and
•	any other material terms and conditions of the Subscription Receipts.

Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.

DESCRIPTION OF UNITS

The Company may issue Units comprised of one or more of the other Securities described in this prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. A unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe the terms of the Units. The description will include, where applicable:

•	the designation of the Units and of the Securities comprising the Units;
•	the aggregated number of Units offered;
•	the price at which the Units will be offered;
•	the currency or currencies in which the Units will be offered;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;
•	whether the Units and the securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and
•	any other material terms or conditions of the Units.

Unit certificates, if any, will be exchangeable for new Unit certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exchange of their Units, holders of Units will not have any of the rights of holders of the securities subject to the Units.

SELLING SHAREHOLDERS

Up to 2,353,347 Common Shares may be sold under this prospectus by way of secondary offering by or for the account of certain selling shareholders to whom we issued and sold such Common Shares in a private placement that was completed on June 14, 2021, pursuant to a prospectus supplement to be filed hereunder as required by the registration rights agreement entered into connection with such transaction. For more information, see Item 5.B, “Operating and Financial Review and Prospects—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Related Party Transactions—Investor Rights Agreement; Registration Rights Agreement” in the Annual Report, which is incorporated by reference herein. Upon effectiveness of the Registration Statement, we will file a prospectus supplement that will include the following information:

•	the names of each of the selling shareholders;
•	the number of Common Shares owned by each of the selling shareholders;
•	the number of Common Shares to be offered by each of the selling shareholders;
•	the number of the Common Shares to be owned by the selling shareholders after such offering and the percentage that number represents of the total number of Common Shares outstanding;
•	details regarding the beneficial ownership of the Common Shares by the selling shareholder; and
•	any material relationships between the selling shareholders and the Company or any of its predecessors or affiliates within the past three years.

PLAN OF DISTRIBUTION

The Company and the selling shareholders may from time to time offer for sale up to an aggregate of US$150,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in Securities hereunder, including resales of up to 2,353,347 Common Shares as described in “Selling Shareholders”. Accordingly, the aggregate amount of Securities that we may offer in primary offerings under this prospectus is limited to US$142,516,356.54, after subtracting the registered amount of Common Shares that may be resold by the Selling Shareholders.

The Company and the selling shareholders may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company or any selling shareholder in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the selling shareholders, if any, the initial issue price, the proceeds that the Company or the selling shareholder, as applicable, will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market” offerings, including sales made directly on the TSX, NASDAQ or other existing trading markets for the Common Shares. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company, any selling shareholder or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian and/or U.S. securities laws and any such compensation received by them from the Company or any selling shareholder and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

In connection with any offering of Securities, except as otherwise set out in a prospectus supplement relating to a particular offering of Securities and other than in relation to an “at-the-market” offering, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company and/or any selling shareholder, to indemnification by the Company and/or any selling shareholder against certain liabilities, including liabilities under Canadian and/or U.S. securities laws, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices and the liquidity of such Securities.

This prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain material Canadian federal income tax consequences to an investor of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable prospectus supplement may also describe certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of any Securities offered thereunder by an investor who is a United States person.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Torys LLP, New York, New York and Toronto, Canada.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus by reference to the Annual Report have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the Registration Statement, all of which will be paid by the Company (other than certain offering expenses that may be borne by selling shareholders in connection with a secondary offering).

SEC registration fee	US$	13,905
Blue sky fees and expenses		**
Nasdaq and TSX listing fees		**
Transfer agent fees		**
Printing costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	US$	**

**	To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into the Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC the Registration Statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information contained in the Registration Statement. For further information regarding us and the Securities covered by this prospectus, you may desire to review the full Registration Statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Registration Statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.greenbrooktms.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference into this prospectus the document listed below:

(a)	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 31, 2022.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the termination of the offering of the Securities covered by this prospectus, are hereby incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Greenbrook TMS Inc.
890 Yonge Street, 7th Floor

Toronto, Ontario, Canada M4W 3P4
(416) 915-9100

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.     Indemnification of Officers and Directors

Section 136 of the Business Corporations Act (Ontario) provides, in part, as follows:

Indemnification

(1) — A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of costs

(2) — A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

Limitation

(3) — A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request.

Same

Indemnification in derivative actions

(4) — In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Derivative Actions

(4.1)

A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(4.2)

Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsections (3) and (4).

Nothing in the articles of incorporation, by-laws or resolutions of the Registrant limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to Section 136 of the Business Corporations Act (Ontario).

The Registrant maintains a policy of directors’ and officers’ liability insurance which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.   Exhibits

The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-3:

EXHIBITS

Exhibit	Description
1.1*	Form of Underwriting Agreement
4.1	Articles of Incorporation (incorporated by reference to Exhibit 4.1 to the Registrant’s S-8 Registration Statement (File No. 333-254880) filed with the SEC on March 30, 2021)
4.2	Articles of Amendment (No.1), effective September 28, 2018 (incorporated by reference to Exhibit 1.2 to the Registrant's Form 20-F filed with the SEC on March 31, 2022)
4.3	Articles of Amendment (No.2), effective January 12, 2021 (incorporated by reference to Exhibit 99.2 to the Registrant’s 40-FR12B filed with the SEC on March 10, 2021)
4.4	Articles of Amendment (No.3), effective February 1, 2021 (incorporated by reference to Exhibit 99.1 to the Registrant’s 40-FR12B filed with the SEC on March 10, 2021)
4.5	By-Law No. 1A (incorporated by reference to Exhibit 99.3 to the Registrant’s 40-FR12B filed with the SEC on March 10, 2021)
4.6	Form of Common Share Certificate (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 20-F filed with the SEC on March 31, 2022)
4.7*	Form of Preferred Shares
4.8*	Form of any Warrant Agreement or Warrant Indenture
4.9*	Form of Subscription Receipt Agreement
4.10*	Form of Unit Agreement
5.1	Opinion of Torys LLP
23.1	Consent of KPMG LLP
23.2	Consent of Torys LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages of this Registration Statement)
107	Calculation of Filing Fee Tables.

* To be filed by post-effective amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference in connection with an offering of the applicable securities hereunder.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)	Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Toronto, Ontario, Canada on this 1st day of April, 2022.

GREENBROOK TMS INC.

By:	/s/ Bill Leonard
	Name:	Bill Leonard
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Bill Leonard, Erns Loubser and Aniss Amdiss his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-3 has been signed by the following persons in the capacities indicated below on April 1, 2022.

Signature	Title

/s/ Bill Leonard	President, Chief Executive Officer and Director (Principal Executive Officer)
Bill Leonard

/s/ Erns Loubser	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Erns Loubser

/s/ Brian P. Burke	Director
Brian P. Burke

/s/ Colleen Campbell	Director
Colleen Campbell

/s/ Sasha Cucuz	Director
Sasha Cucuz

/s/ Adrienne Graves	Director
Adrienne Graves

/s/ Robert Higgins	Director
Robert Higgins

/s/ Adele C. Oliva	Director
Adele C. Oliva

/s/ Frank Tworecke	Director
Frank Tworecke

/s/ Elias Vamvakas	Director
Elias Vamvakas

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Greenbrook TMS Inc. in the United States, on this 1st day of April, 2022.

TMS NEUROHEALTH CENTERS INC.

By:	/s/ Bill Leonard
	Name:	Bill Leonard
	Title:	President